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                                                                    EXHIBIT 5.0

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86457,
2-92391, 2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058, 33-30610 and
33-62551), on Form S-4 (File No. 333-44933) and on Form S-8 (File Nos. 2-87779,
33-10465, 33-17243, 33-42427, 33-50768, 33-57491, 33-57495, 33-16461, and
333-01639, and 333-75797) of Dynatech Corporation of our reports dated April 26, 1999 relating to the financial statements and financial statement schedule, which appears in this Form 8-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
January 13, 2000